GMO TRUST

AMENDMENT NO. 14
TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST


The undersigned, constituting at least a majority of the trustees of the GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated June 23, 2000 (the "Declaration of Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable and appropriate to establish and designate one new series of the GMO Trust, "GMO Real Asset Fund," do hereby direct that this Amendment No. 14 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust so that Schedule 3.6 of the Declaration of Trust is amended and restated in its entirety as attached hereto.

        The foregoing amendment shall become effective on July 6, 2004.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 6th day of July 2004.



                                                /s/ Donald W. Glazer
                                                Donald W. Glazer
                                                225 Kenrick Street
                                                Newton, MA  02458


                                                /s/ R. Jeremy Grantham
                                                R. Jeremy Grantham
                                                40 Rowes Wharf
                                                Boston, MA  02110


                                                /s/ Jay O. Light
                                                Jay O. Light
                                                30 Wellesley Road
                                                Belmont, MA  02478

Schedule 3.6 to Decl. of Trust
Series
GMO U.S. Core Fund
GMO Tobacco-Free Core Fund
GMO Value Fund
GMO Intrinsic Value Fund
GMO Growth Fund
GMO Small Cap Value Fund
GMO Small Cap Growth Fund
GMO Real Estate Fund
GMO Tax-Managed U.S. Equities Fund
GMO Tax-Managed Small Companies Fund
GMO International Disciplined Equity Fund
GMO International Intrinsic Value Fund
GMO International Growth Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Emerging Countries Fund
GMO Asia Fund
GMO Tax-Managed International Equities Fund
GMO Domestic Bond Fund
GMO Core Plus Bond Fund
GMO International Bond Fund
GMO Currency Hedged International Bond Fund
GMO Global Bond Fund
GMO Emerging Country Debt Fund
GMO Short-Duration Investment Fund
GMO Global Hedged Equity Fund
GMO Inflation Indexed Bond Fund
GMO Emerging Country Debt Share Fund
GMO International Equity Allocation Fund
GMO Global Balanced Asset Allocation Fund
GMO Global (U.S.+) Equity Allocation Fund
GMO U.S. Sector Fund
GMO International Core Plus Allocation Fund
GMO Special Purpose Holding Fund
GMO Taiwan Fund
GMO Short-Duration Collateral Fund
GMO Benchmark-Free Allocation Fund
GMO U.S. Quality Equity Fund
GMO Global Growth Fund
GMO Real Asset Fund